Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 O: 650.493.9300 F: 650.493.6811

September 24, 2021

Aadi Bioscience, Inc.

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by Aadi Bioscience, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and resale of 17,629,522 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which includes (i) 5,776,660 shares of Common Stock (the “Merger Shares”) that were privately issued pursuant to an Agreement and Plan of Merger, dated May 16, 2021, by and among the Company, Aspen Merger Subsidiary, Inc., and Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc., hereinafter referred to as “Aadi”), in connection with the Company’s merger with Aadi, and (ii) 11,852,862 shares of Common Stock that were sold and issued in a private placement pursuant to a Subscription Agreement, dated May 16, 2021 (the “PIPE Shares”), by and among the Company and the investors listed therein.

We are acting as counsel for the Company in connection with the registration of the Shares for offer and resale. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES         NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE         SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion, that:

1.	With respect to the Merger Shares to be offered pursuant to the Registration Statement, such Merger Shares have been duly authorized and are validly issued, fully paid and nonassessable; and

2.	With respect to the PIPE Shares to be offered pursuant to the Registration Statement, such PIPE Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES         NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE         SHANGHAI        WASHINGTON, DC        WILMINGTON, DE